UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 7, 2013 (February 5, 2013)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 5, 2013, Healthways, Inc. (the “Company”) entered into a First Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement (the “Credit Agreement Amendment”), which amends the Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated June 8, 2012, among the Company, certain lenders, SunTrust Bank, as Administrative Agent, and certain other agents and arrangers.

The Credit Agreement Amendment provides for, among other things:

(1)	a temporary increase in the Eurodollar Rate Margin and Base Rate Margin in Level I of the Pricing Grid by 25 basis points through December 31, 2013;

(2)	an amendment of the definition of “Consolidated EBITDA” to permit the add-back of certain cash restructuring charges;

(3)	certain technical amendments to the definitions of “Permitted Subordinated Debt” and “Restricted Payment”;

(4)	the extension of the step-down dates for the leverage ratio requirement in Section 6.1;

(5)	the amendment of the negative covenant regarding restricted payments (Section 7.5) to allow the making of permitted interest payments in respect of permitted subordinated indebtedness; and

(6)	the payment of certain fees to the lenders.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:
Exhibit 10.1	First Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated February 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer
Date:  February 7, 2013

EXHIBIT INDEX

Exhibit 10.1	First Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated February 5, 2013